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                                                                     Exhibit 5


               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111
                                                               617 542 6000
                                                               617 542 2241 FAX

                        BOSTON NEW YORK RESTON WASHINGTON

                                  July 20, 2000

Variagenics, Inc.
60 Hampshire Street
Cambridge, Massachusetts  02139

Ladies and Gentlemen:

         We have acted as counsel to Variagenics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1, Registration No. 333-33558 (the "Registration Statement"), as amended, pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), up to 5,750,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"). As used herein, the term "Shares" shall include any additional shares of Common Stock which may be registered pursuant to any subsequent registration statement that the Company may file with the Commission pursuant to Rule 462(b) under the Securities Act ("Rule 462(b)") in connection with the offering contemplated by the Registration Statement. The Shares are to be sold to a group of underwriters (the "Underwriters") who will be parties to an Underwriting Agreement with the Company, the form of which Agreement will be filed as an exhibit to the Registration Statement. The 5,750,000 shares of Common Stock covered by the Registration Statement are being sold by the Company and include 750,000 shares subject to an over-allotment option granted to the Underwriters by the Company. All of the shares being registered pursuant to the Registration Statement are being registered for sale to the Underwriters. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws; the minutes of all pertinent meetings of stockholders and directors of the Company relating to the Registration Statement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we deemed relevant; and the Registration Statement and the exhibits thereto filed with the Commission.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                BOSTON     NEW YORK     RESTON     WASHINGTON

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Variagenics, Inc.
July 20, 2000
Page 2

         Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

         Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement and in any abbreviated registration statement pursuant to Rule 462(b).


                                            Very truly yours,

                                            /s/ Mintz, Levin, Cohn, Ferris
                                                Glovsky and Popeo, P.C.

                                            Mintz, Levin, Cohn, Ferris,
                                              Glovsky and Popeo, P.C.